SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2003

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Borland Software Corporation today announced results from its annual stockholder meeting held on June 12, 2003 in New York, New York.

Stockholders re-elected Dale L. Fuller, William K. Hooper and Charles J. Robel to the Board of Directors. The terms for each of Messrs. Fuller, Hooper and Robel expire in 2006.

           Stockholders also approved (i) an amendment to Borland’s 2002 Stock Incentive Plan to increase by 2,500,000 the shares of common stock that may be issued under such plan and to reserve all shares authorized under the plan as incentive stock options, and (ii) an amendment to Borland’s 1999 Employee Stock Purchase Plan to increase by 900,000 the shares of common stock that may be issued under the plan.

In addition, stockholders ratified the selection of PricewaterhouseCoopers LLP to continue to serve as Borland’s independent auditors for the year ending December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: June 19, 2003	By: /s/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer